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                    FLEMING COMPANIES, INC.
             EXECUTIVE DEFERRED COMPENSATION TRUST

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                    FLEMING COMPANIES, INC.
             EXECUTIVE DEFERRED COMPENSATION TRUST


                       TABLE OF CONTENTS
                                                             Page
                                                             ----
Section 1      Establishment of Trust                           1

Section 2      Payments to Participants and Their
               Beneficiaries                                    2

Section 3      Trustee Responsibility Regarding Payments to
               Trust Beneficiary When Company is Insolvent      3

Section 4      Payments to Company                              4

Section 5      Investment Authority                             5

Section 6      Disposition of Income                            5

Section 7      Accounting by Trustee                            5

Section 8      Responsibility of Trustee                        6

Section 9      Compensation and Expenses of Trustee             7

Section 10     Resignation and Removal of Trustee               7

Section 11     Appointment of Successor                         7

Section 12     Amendment or Termination                         8

Section 13     Miscellaneous                                    8

Section 14     Effective Date                                   8

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                       FLEMING COMPANIES, INC.
                 EXECUTIVE DEFERRED COMPENSATION TRUST

         THIS AGREEMENT FOR THE FLEMING COMPANIES, INC. EXECUTIVE DEFERRED COMPENSATION TRUST (the "Trust Agreement") made as of this ____ day of __________, 1997, by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and BANK ONE TRUST COMPANY, N.A., a national banking association (formerly the Liberty Bank and Trust Company of Oklahoma City, N.A.) (the "Trustee"). This Trust Agreement provides for the establish ment of a trust to be known as the "Fleming Companies, Inc. Executive Deferred Compensation Trust" (the "Trust") to provide a source for payments required to be made under the plans and related agreements (collectively, the "Plans") sponsored by the Company on behalf of certain of its key management associates (the "Participants").

          WHEREAS, Company has adopted and/or is a party to the Plans listed on Exhibit "A" attached hereto;

          WHEREAS, Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals participating in the Plans; and

          WHEREAS, Company wishes to establish the Trust and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors in the event of Company's "Insolvency," as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans; and

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

          WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

          Section 1. ESTABLISHMENT OF TRUST

          (a) Company hereby deposits with Trustee, in trust, One Hundred Dollars ($100.00), which constitutes the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

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          (b)  The Trust hereby established is revocable by Company; it shall become irrevocable upon a change of control, as such term is defined in the Plans ("Change of Control").

          (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and their beneficiaries and the general creditors of Company, its Subsidiaries and its parent, if applicable, as (as defined in the Plan ) herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against Company, its Subsidiaries or its parent, if applicable. Any assets held by the Trust will be subject to the claims of general creditors of the Company, its Subsidiaries and its parent, if applicable, or its subsidiaries under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee (which may include securities issued by Company) as provided in this Trust Agreement. In addition, Company may designate the Participants to be entitled to receive any payments from the amounts so deposited, provided, such payments shall only be made in accordance with the terms and provisions of the Plans. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

          (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than sixty (60) days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Participants or their beneficiaries the benefits to which the Participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred.

Section 2.  PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES.

          (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries) and provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid

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(as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plans shall be determined in accordance with the terms of the Plans by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

          (c) Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

          (a) Trustee shall cease payment of benefits to Participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company, its Subsidiaries and its parent, if applicable, under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of the Insolvency of the Company, its Subsidiaries or its parent, if applicable. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company, its Subsidiaries or its parent, if applicable, has become Insolvent, Trustee shall determine whether Company, its Subsidiaries or its parent, if

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applicable, is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participants or their beneficiaries.

               (2) Unless Trustee has actual knowledge of the Insolvency of the Company, its Subsidiaries or its parent, if applicable, or has received notice from Company or a person claiming to be a creditor alleging that Company, its Subsidiaries or its parent, if applicable, is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning the solvency of the Company, its Subsidiaries or its parent, if applicable, as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the solvency of the Company, its Subsidiaries and its parent, if applicable.

               (3) If at any time Trustee has determined that Company, its Subsidiaries and its parent, if applicable, is Insolvent, Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of the Company, its Subsidiaries or its parent, if applicable, including the Partici-pants. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of Company, its Subsidiaries or its parent, if applicable, with respect to benefits due under the Plans or otherwise.

               (4) Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.  PAYMENTS TO COMPANY.

          (a) Except as provided in Section 3 hereof and Section 4(b) below, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their beneficiaries

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pursuant to the terms of the Plans, and such determination shall be made by the Company.

          (b) In the event that the Trust incurs realized earnings which are taxable to the Company, the Trustee will reimburse the Company in an amount necessary to meet all of the Company's income tax obligations (federal, state and local). The determination of the amount to be reimbursed to the Company shall be determined by the Company and the Company shall provide a worksheet of the calculations of such tax liability to the Trustee.

Section 5.  INVESTMENT AUTHORITY.

          (a) Trustee may invest in or hold securities issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants. Dividend rights with respect to Trust assets will rest with the Trust and voting rights shall be exercised by the Trustee. All investment decisions with regard to the investment and reinvestment of the Trust assets will be made by Trustee.

          (b) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust, provided the asset or assets substituted is acceptable to Trustee. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

          (c) In the event the Trust holds any life insurance policies, the Trustee may surrender, cash in, and/or borrow against such policies in order to provide benefits in accordance with the Payment Schedules.

Section 6.  DISPOSITION OF INCOME.

          During the term of this Trust, all income received by the Trust, net of expenses, payments to Participants and taxes, shall be accumulated and reinvested by Trustee.

Section 7.  ACCOUNTING BY TRUSTEE.

          Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its adminis-tration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements

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and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  RESPONSIBILITY OF TRUSTEE.

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

          (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

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          (g)  Notwithstanding any powers granted to Trustee pursuant to this
Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

          Company shall pay all of Trustee's fees and expenses as well as administrative expenses attributable to the Trust. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

          (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

          (b) Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

          (c) Upon a Change of Control, Trustee may not be removed by Company or its successor for five (5) years.

          (d) If Trustee resigns within five (5) years of a Change of Control, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

          (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

          (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with section 11 hereof, as of the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.

Section 11.  APPOINTMENT OF SUCCESSOR.

          If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall

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have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

Section 12.  AMENDMENT OR TERMINATION.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with
Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

          (c) Upon written approval of all Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

          (d) This Trust Agreement may not be amended by Company for five (5) years following a Change of Control without the consent of all Participants.

Section 13.  MISCELLANEOUS.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Oklahoma.

Section 14. EFFECTIVE DATE.

          The effective date of this Trust Agreement shall be as of the date hereof.

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                                FLEMING COMPANIES, INC., an
                                Oklahoma corporation


                                By:
                                   ---------------------------------
                                   Larry A. Wagner, Senior Vice
                                   President-Human Resources

                                             "COMPANY"


                                BANK ONE TRUST COMPANY, N.A.
                                (formerly the Liberty Bank and Trust
                                Company of Oklahoma City, N.A.)


                                By:
                                   ---------------------------------
                                   Name:
                                         ---------------------------
                                   Title: Senior Vice President
                                          & Senior Trust Officer

                                              "TRUSTEE"


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